                                                                    EXHIBIT 10.9


                             GENOMIC SOLUTIONS INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN


     1. PURPOSE OF THE PLAN. This Genomic Solutions Inc. 2000 Employee Stock Purchase Plan adopted as of the 10th day of February, 2000, and effective pursuant to Section 27 of this Plan, is intended to encourage eligible employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. It is the Company's intention that this Employee Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code and, accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code. However, neither the Company nor the Committee shall be required to insure that Options granted under this Plan receive the tax treatment afforded by Section 423 of the Code.

     2. DEFINITIONS. When used herein, the following terms shall have the meanings set forth below:

          2.1 "ACCOUNT" means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Shares under the Plan. The funds allocated to an Employee's Account shall remain the property of the Employee at all times but may be commingled with the general funds of the Company or with the accounts of other employees.

          2.2 "BOARD" means the Board of Directors of the Company.

          2.3 "CALL PERIOD" means the call period, as defined in the Third Amended and Restated Certificate of Incorporation for Genomic Solutions Inc., during which PerkinElmer, Inc., a Massachusetts corporation ("PKI"), has a right to cause the Company to redeem its callable common stock.

          2.4 "CHANGE IN CONTROL" means the earliest to occur of the following:

               (a) the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a person or entity that is not controlled by the Company;

               (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

               (c) any person becomes after the effective date of the Plan the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (A) 20% or more, but less than 50% of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or
          (B) 50% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors);

               (d) a merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to effective date of such merger or consolidation have "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing (i) more than 50%, but less than 80%, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the Incumbent Directors (as defined in Section
          2.12 below), or (ii) 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the Incumbent Directors); or

               (e) the Incumbent Directors cease for any reason to constitute at least a majority of the Board.

          2.5 "CODE" means the Internal Revenue Code of 1986, as in effect at the time of reference and as from time to time amended, and the regulations issued thereunder.

          2.6 "COMMITTEE" means the Compensation Committee of the Board or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in the Plan.

          2.7 "COMPANY" means Genomic Solutions Inc.; however the term Company as used herein with respect to any Employee shall be construed to mean the adopting entity by which such Employee is employed, and whenever the term Company is used in connection with an action to be taken in connection with the Plan or in its administration the term Company shall mean Genomic Solutions Inc.

          2.8 "ELIGIBLE COMPENSATION" means the regular compensation (i.e., straight time earnings) earned by an Employee during a payroll period, before deductions or withholdings, but shall exclude, unless the Committee determines otherwise, all other amounts including, but not limited to, (i) all amounts contributed by the Company or any Subsidiary under any profit-sharing, pension, retirement, group insurance or other employee welfare benefit plan or trust whether now in existence or hereinafter adopted and (ii) any income from stock option exercises or other equity based compensation.

          2.9 "EMPLOYEE" means any individual employed by the Company or by any of its Subsidiaries set forth in Schedule A attached hereto (as it may be amended from time to time by the Board of Directors in its sole discretion and subject to shareholder approval when so required by Reg. Section 1.423-2(c)(4)).

          2.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act as it may hereafter be amended or replaced.

          2.11 "FAIR MARKET VALUE" means, on any given date, the fair market value of a Share of the Company's common stock as determined in good faith by the Board; provided, however, that: (a) if the common stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") Small-Cap Market on the date the Option is granted, the Fair Market Value means the average of the highest bid and lowest asked prices of the common stock on Nasdaq reported for such date;
     (b) if the common stock is admitted to trading on a national securities exchange or the Nasdaq National Market on the date the Option is granted, the Fair Market Value means the closing price reported for the common stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported; (c) if the common stock is admitted to quotation on the New York Stock Exchange ("NYSE") on the date the Option is granted, the Fair Market Value means the average of the highest bid and lowest asked prices of the common stock on NYSE reported for such date; and (d) the Fair Market Value of the common stock on the effective date of the registration statement for the Company's initial public offering shall be the initial offering price.

          2.12 "INCUMBENT DIRECTOR" means any individual who is a member of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors (either by specific vote or by approval of the Company's proxy statement in which such individual is named as a nominee for director without objection to such nomination).

          2.13 "OFFERING COMMENCEMENT DATE" means January 1 or July 1, as the case may be, or any other date determined by the Committee on which a particular offering begins.

          2.14 "OFFERING TERMINATION DATE" means June 30 or December 31, as the case may be, or any other date determined by the Committee on which a particular offering terminates or on which the Options are exercised or deemed exercised.

          2.15 "OPTION" means the right granted to an Employee to purchase Shares pursuant to an offering made under the Plan and pursuant to such Employee's election to purchase Shares in such offering, at a price and subject to such limitations and restrictions as the Plan and the Committee may impose.

          2.16 "PARENT" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.17 "PLAN" means the Genomic Solutions Inc. 2000 Employee Stock Purchase Plan.

          2.18 "PURCHASE PERIOD" means the period commencing on the Offering Commencement Date and ending on the Offering Termination Date during which installment payments for Shares purchased pursuant to Options granted pursuant to an offering made under the Plan shall be made.

          2.19 "SHARES" means shares of the Company's common stock, par value $0.001, prior to or after the Call Period; shares of the Company's callable common stock, par value $0.001, during the Call Period; or if by reason of the adjustment provisions contained herein, any rights under the Plan pertaining to any other security such other security.

          2.20 "SUBSIDIARY" or "SUBSIDIARIES" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.21 "SUCCESSOR" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Employee.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time pursuant to offerings made under the Plan, an aggregate of 1,000,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. The number of Shares reserved under the Plan may be issued pursuant to the exercise of Options granted pursuant to one or more offerings made under the Plan. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of such Shares shall once again be available for issuance in satisfaction of Options.

     4. ADMINISTRATION OF THE PLAN. The Compensation Committee of the Board, or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan, shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its sole discretion, to determine when offerings will be made under the Plan, the number of Shares available for purchase in any such offering, and the terms and conditions of any such offering; to amend or cancel Options (subject to Section 23 of the Plan); to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan, including the designation of individuals responsible for the day-to-day operation of the Plan. All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all Employees and on their Successors, legal representatives, heirs and beneficiaries. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

     5. OFFERINGS. Unless the Committee determines otherwise, the Plan will be implemented by up to twenty (20) consecutive six (6) month offerings. The first offering under the Plan shall commence on the effective date of the Plan and terminate on June 30, 2000. Thereafter, offerings generally shall commence on each subsequent July 1 and January 1 and terminate on the following December 31 and June 30, respectively, of such year until the Plan is terminated or until no additional Shares are available for purchase under the Plan.

     6. ELIGIBILITY TO PARTICIPATE IN OFFERINGS. All Employees shall be eligible to participate in the Plan. All Employees granted Options under the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code.

     7. PARTICIPATION. An eligible Employee may become a participant in the Plan by completing, signing and submitting an enrollment form ("Enrollment Form") which shall designate a whole percentage of his Eligible Compensation, not to exceed ten percent (10%), to be withheld during the Purchase Period of any offering in which he participates, and any other necessary papers including, but not limited to, any forms required to establish a brokerage account at a brokerage firm designated by the Committee in the Employee's name for the purpose of holding any Shares purchased pursuant to the Plan at least ten (10) days prior to the Offering Commencement Date of the first offering in which he wishes to participate(or such other time(s) as may be determined by the Committee in its sole discretion). After completing, signing and submitting an Enrollment Form and any other necessary papers in accordance with the preceding sentence with such person as the Committee may designate, an Employee shall be deemed to have become a participant in the Plan for each subsequent offering until the Employee withdraws from the Plan in accordance with Section 14 hereof, is deemed to have withdrawn from the Plan in accordance with Section 17 hereof, or otherwise gives written notice of his intent to withdraw to such person as the Committee may designate. Except as otherwise provided in Section 14, if an Employee who withdraws from the Plan desires to re-enter the Plan, he must submit a new Enrollment Form in accordance with this Section 7 at least ten (10) days prior to the Offering Commencement Date of the particular offering to which such re-entry is intended to apply, or by such other time as the Committee determines in its sole discretion. An Employee's re-entry into the Plan shall not become effective before the beginning of the next offering following his withdrawal. Participation in one offering under the Plan shall neither limit nor require participation in any other offering.

     8. GRANT OF OPTIONS. Subject to the limitations set forth in Sections 6 and 9 of the Plan, on the Offering Commencement Date of each offering made under the Plan, each Employee who has previously elected to participate in the Plan shall automatically be granted an Option for as many full Shares as he is expected to be able to purchase with the payroll deductions credited to his Account during the Purchase Period of that offering plus any carryover in his Account. In the event the total maximum number of Shares resulting from all elections to purchase under any offering of Shares made under the Plan exceeds the number of Shares then available under the Plan, the Committee shall reduce the maximum number of Shares which Employees may purchase pursuant to their elections to purchase, allot the Shares available in such manner as it shall determine (subject to the requirements of Section 423 of the Code), but generally pro rata to subscriptions received, and grant Options to purchase only for such reduced number of Shares or otherwise in a uniform and nondiscriminatory manner reduce the number of shares offered. Notice of any such reduction shall be given to each participating Employee. In the event an Employee's election to purchase Shares pursuant to an offering made under the Plan is canceled pursuant to Section 9 of the Plan, the Option granted to such Employee shall automatically terminate and the balance in his Account shall be returned to the Employee.

     9. LIMITATIONS OF NUMBER OF SHARES WHICH MAY BE PURCHASED. The following limitations shall apply with respect to the number of Shares which may be purchased by each Employee who elects to participate in an offering made under the Plan:


               (a) No Employee may purchase, or elect to purchase Shares during any one offering for an aggregate purchase price in excess of ten percent (10%) of his Eligible Compensation during the Purchase Period applicable to such offering.

               (b) No Employee shall be granted an Option to purchase Shares under the Plan if such Employee, immediately after such Option is granted, owns stock (within the meaning of Section 424(d) of the Code, and including stock subject to purchase under any outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, any Subsidiary or, if applicable, a Parent.

               (c) No Employee shall be granted an Option to purchase Shares which permits his right to purchase stock under the Plan and all other employee stock purchase plans of the Company and, if applicable, a Subsidiary, and, if applicable, a Parent, to accrue (as determined under Section 423(b)(8) of the Code) at a rate which exceeds $25,000 of Fair Market Value of such stock (determined on the date the Option to purchase is granted) for each calendar year in which such Option is outstanding at any time.

     10. EXERCISE PRICE. Unless the Committee, in its sole discretion, determines to set a higher per Share exercise price, the per Share exercise price for Shares subject to purchase under Options granted pursuant to an offering made under the Plan shall be an amount equal to the lesser of (a) eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Commencement Date, or (b) eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Termination Date.

     11. PAYROLL DEDUCTIONS. Payment of the exercise price of any Option granted pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Employee electing to participate in an offering of Shares made under the Plan shall authorize the Company, pursuant to
Section 7 of the Plan, to withhold a designated amount from his regular weekly, bi-weekly, semimonthly or monthly pay for each payroll period during the Purchase Period, which amount, expressed as a percentage, may not exceed ten percent (10%) of his Eligible Compensation. All such payroll deductions made for an Employee shall be credited to his Account. An Employee may not make any separate cash payments into his Account nor may payment for Shares be made other than by payroll deduction. No interest shall accrue on the amounts credited to an Employee's Account pursuant to this Section 11.

     12. EXERCISE OF OPTIONS. As of the close of business on the Offering Termination Date of any offering of Shares made under the Plan, each outstanding Option shall automatically be exercised. Subject to the limitations in Sections 6, 8 and 9 of the Plan upon the exercise of an Option, the aggregate amount of the payroll deductions credited to the Account of each Employee as of that date will automatically be applied to the exercise price for the purchase of that number of Shares, rounded down to the nearest whole share, equal to his Account balance divided by the exercise price. Promptly following the end of each Offering Termination Date, the number of Shares purchased by each Employee shall be deposited into an account established in the Employee's name at a stock brokerage or other financial services firm designated by the Company. Unless an Employee notifies the Company in writing not to carry over the balance of his Account to the next offering and to have the balance of his Account returned to him instead, the Company shall carry over the balance of his Account to the next offering. Upon termination of the Plan, the balance of each Employee's Account shall be returned to him to the extent not used to purchase Shares under an Option then in effect.

     13. RIGHTS OF A SHAREHOLDER. Except as provided in Section 19(b), as soon as feasible after the close of business on each Offering Termination Date, the Company will issue the Employee a certificate evidencing Shares for which his payment has been received at such Offering Termination Date. An Employee will have no rights as a shareholder with respect to Shares under an election to purchase Shares until certificates evidencing his purchased Shares have been issued and delivered to the Employee.

     14. CANCELLATION OF ELECTION TO PURCHASE. An Employee who has elected to purchase Shares pursuant to any offering made under the Plan may cancel his election in its entirety. Any such cancellation shall be effective upon the delivery by the Employee of written notice of cancellation to such person as the Committee may designate. Such notice of cancellation must be so delivered before the close of business on the third to last business day of the Purchase Period. The amount credited to an Employee's Account at the time the cancellation becomes effective may be, at the Employee's option, (i) applied to the purchase of the number of Shares such amount will then purchase or (ii) returned to the Employee. If the Employee elects to purchase Shares with the amount credited to his Account at the time of cancellation, such purchase will become effective at the close of business on the Offering Termination Date. Upon cancellation, the Employee shall be deemed to have withdrawn from the Plan. To re-enter the Plan, the Employee must submit a new Enrollment Form in accordance with Section 7.

     15. LEAVE OF ABSENCE OR LAYOFF. An Employee purchasing Shares under the Plan who is granted a leave of absence (including a military leave) or is laid off during the Purchase Period may at that time elect to suspend payments during such leave of absence or period of layoff. Any such suspension shall be treated as a partial cancellation of his election to purchase Shares and the Employee shall be deemed to have elected to purchase solely the number of

Shares for which the amount credited to his Account at the close of business on the Offering Termination Date is sufficient. If the Employee does not return to active service promptly following the end of his leave of absence or layoff (or such other time as permitted under laws relating to military leave), his election to purchase shall be deemed to have been cancelled at the earlier of the end of his leave (or layoff) or the end of such Purchase Period, and the Employee's only right will be to receive in cash the amount credited to his Account. Notwithstanding the above, the Plan will comply with any applicable requirements of the Uniformed Services Employment and Reemployment Rights Act with respect to military leaves.

     16. EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE. If in any payroll period an Employee who has filed an election to purchase Shares under the Plan has no pay or his pay is insufficient (after other authorized deductions) in any payroll period to permit deduction of his installment payment, the amount of such deficiency shall be treated as a partial cancellation of his election to purchase Shares. The Employee shall be deemed to have elected to purchase solely the number of Shares for which the amount credited to his Account at the close of business on the Offering Termination Date is sufficient.

     17. TERMINATION OF EMPLOYMENT. If an Employee's employment is terminated for any reason, excluding his death, his becoming disabled for purposes of the Company's long-term disability plan or to his retirement upon attaining age 65, or if he ceases to be so employed prior to age 65 due to early retirement and such early retirement is acceptable to the Committee for purposes of this
Section 17, prior to the end of the Purchase Period of any offering, the Employee's rights under the Plan will terminate at such time. A notice to withdraw from the Plan will be considered as having been received from the Employee on the day his employment ceases, and the Employee shall receive the cash then credited to his Account. If an Employee dies, becomes disabled or retires (all as used above) prior to the end of the Purchase Period of any offering, the amount credited to such Employee's Account at the time of his death, disability or retirement may, at the option of the Employee or the Employee's Successor or other authorized person, be (i) applied to the purchase of the number of Shares such amount will then purchase or (ii) paid to the Employee or his Successor or other authorized person. If the Employee or the Employee's Successor or other authorized person elects to purchase Shares with the amount credited to the Employee's Account at the time of death, disability or retirement, such purchase will become effective at the close of business on the Offering Termination Date.

     18. NONTRANSFERABILITY OF OPTIONS. An Option, or an Employee's right to any amounts held for his Account under the Plan, shall not be transferable, other than (a) by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the holder of the Option only by the holder or, in the event of the holder's death, the holder's Successor; or (b) if permitted pursuant to the Code and the Regulations thereunder without affecting the Options' qualification under Section 423 of the Code, pursuant to a qualified domestic relations order.

     19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of adjustments to the capital structure of the Company, the following provisions apply:

          (a) In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar corporate transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee, taking into account (where applicable)
     Section 424(a) of the Code. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.


          (b) If PKI exercises its option pursuant to the Securities Purchase Agreements (defined below) or exercises its right to cause the Company to redeem its callable common stock, and if PKI notifies the Company that it will not assume this Plan and substitute for the Options new options or if PKI fails to timely notify the Company that it will assume and substitute the Options (all within the meaning of Section 424(a) of the Code), the Purchase Period of each Option then in effect shall terminate, with the Offering Termination Date being the date immediately prior to the redemption of the callable common stock or the exercise of PKI's option pursuant to the Securities Purchase Agreements. In lieu of the number of Shares purchased by each Employee being deposited into an account established in the Employee's name at a stock brokerage or other financial services firm designated by the Company, if the callable common stock is redeemed by the Company the Employee shall receive the redemption price per Share, as defined in the Company's Third Amended and Restated Certificate of Incorporation, less any taxes withheld pursuant to Section 21 of the Plan, and if the common stock is transferred to PKI pursuant to the terms of the Securities Purchase Agreements the Employee shall receive the purchase price per Share, as defined in the Securities Purchase Agreements, less any taxes withheld pursuant to Section 21 of the Plan. The "Securities Purchase Agreements" are those agreements entered into between PKI and holders of the Company's equity securities, dated January 26, 2000.

     20. CHANGE IN CONTROL. Notwithstanding anything to the contrary herein, in the case of a Change in Control of the Company, the Board may, in its sole discretion, elect to terminate the Purchase Period of any offering then in effect as of the date of such Change of Control (or such other date as may be determined in the sole discretion of the Committee), with the effect that such date will be the Offering Termination Date of such offering.

     21. TAXES. The Employee, or his Successor, shall promptly notify the Company of any disposition of Shares acquired pursuant to the exercise of an Option under the Plan made by him within 2 years after the date of the grant of the Option or within 1 year after the transfer of such Shares to him, pursuant to Code Section 423(a)(1). The Company shall have the right to deduct any taxes required by law to be withheld as a result of such disposition from any amounts otherwise payable then or at any time thereafter to the Employee. The Company shall also have the right to require a person entitled to receive Shares pursuant to the exercise of an Option to pay the Company in cash the amount of any taxes which the Company is or will be required to withhold with respect to the Shares before the certificate for such Shares is delivered pursuant to the Option.

     22. TERMINATION OF THE PLAN. The Plan shall terminate under the following circumstances:

          (a) The Plan shall terminate ten (10) years from the date the Plan becomes effective, and an Option shall not be granted under the Plan after that date although the provisions of any Option may be amended at any date prior to the end of its term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

          (b) The Board may terminate the Plan as of any Offering Termination Date.

     23. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval would be required under Section 423 of the Code. Notwithstanding the sole discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

     24. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. On or before January 31 of the year following the year in which an Option is exercised, the Company shall furnish the Employee or the Employee's Successor any statement required under Section 6039(a)(2) of the Code.

     25. FEES AND COSTS. The Company shall pay all fees and expenses necessarily incurred by the Company in connection with operation of the Plan.

     26. NO CONTRACT OF EMPLOYMENT. Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Employee.

     27. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on the closing of the Company's Initial Public Offering. Notwithstanding the foregoing, unless the Plan is approved by the Company's shareholders at a meeting duly held in accordance with Delaware law within twelve (12) months after being adopted by the Board, the Plan and all Options made under it shall be void and of no force and effect. In no event shall an Option granted under the Plan be exercised, or Shares issued thereunder, until the Plan has been approved by the shareholders of the Company.

     28. OTHER PROVISIONS. As used in the Plan, and in other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the masculine, feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.